SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                  June 11, 1999
                                 Date of Report
                        (Date of earliest event reported)


                       HIDENET SECURE ARCHITECTURES, INC.
                   (formerly known as Savin Electronics Inc.)
             (Exact name of registrant as specified in its charter)


              New Jersey             33-36670             22-3061278
           (State or other       (Commission File       (IRS Employer
           Jurisdiction of          Number)            Identification
            Incorporation)                                   No.)


          103Medinat Hayehudim Street, POB 837, Herzliya Israel 46733 (Address of registrant's principal executive offices)


                               011-972-9-957-9795
              (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant

     On June 11, 1999, Savin Electronics Inc., a New Jersey corporation (the ACompany@), executed and delivered an agreement (the AAgreement@) with Uriel Ginsburg, Jonatan Levin and John Federman (collectively, the AInvestors@) and Royce Investment Group (ARIG@) pursuant to which the Company issued to Ginsburg, Levin and Federman, 600,000, 600,000 and 1,800,000 shares, respectively of the common stock (the ACommon Stock@). In consideration for the issuance of an aggregate of 3,000,000 shares of Common Stock, the Investors delivered to the Company all right, title and interest owed by each of the Investors in the proprietary products in the field of Internet protocol network and data encryption and related property (collectively the AIntellectual Property@). As a result of the issuance, the Investors collectively hold 73.9% of the issued and outstanding capital stock of the Company. Pursuant to the Agreement, the Investors are entitled to nominate one director to a three member board of directors of the Company.

     Upon consummation of the Agreement the Company established a research and development subsidiary (the ASubsidiary@) in Israel and all the Intellectual Property was transferred to the Subsidiary. Federman is to become a consultant and Ginsburg and Levin are to become full time employees of the Subsidiary.

     RIG was retained to act as a financial consultant to the Company to sell up to $600,000 worth of shares of Common Stock for the Company. Upon the sale of each installment of $50,000, RIG is entitled to 80,000 shares of Common Stock, up to a maximum of 1,800,000 shares. The first phase of the offering was completed in July 1999 and $100,000 was raised and RIG was issued 1,000,000 shares. The second phase of the offering must close within 180 days of the first phase. The holders of such shares will have piggyback registration rights. In addition, the Company is to pay RIG $75,000 for performing consultancy services to the Company. Said amount is payable upon the closing of an offering of 1,000,000 shares of Common Stock. In addition, the Company shall pay RIG a finder=s fees equal to 10% of the gross proceeds of any investment made by an investor introduced by RIG and a non-accountable expense allowance of $10,000 in connection with the private placement. RIG is also to receive warrants to purchase up to 500,000 shares of Common Stock at an exercise price of $0.125 per share. The warrants are exercisable the three years from July 1999. At the request of RIG the Company must take all steps necessary to register the shares exercisable upon the warrants.

     The Company agreed not to execute any financing agreement or engage in any offering of securities of the Company for a twelve-month period following such period. RIG has a right of first refusal on any Regulation S, Regulation D or
Section 4(2) offerings proposed to be effected by the Company.

     The net proceeds of first phase of the offering are to be transferred to Subsidiary. In connection with acting as a consultant to the Subsidiary, RIG is entitled to 7% of the gross proceeds of any investment made into the Subsidiary and common shares of the Subsidiary representing 7% of the gross proceeds of an investment made in the Subsidiary.

Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c) 10.1 Agreement, dated as of June 11, 1999, by and among Savin Electronics Inc. and Uriel Ginsburg, Jonatan Levin, John Federman and Royce Investment Group.


          10.2 Assignment Agreement, dated as of June 11, 1999, by Uriel Ginsburg to and in favor of Savin Electronics Inc.


          10.3 Assignment Agreement, dated as of June 11, 1999, by Jonatan Levin to and in favor of Savin Electronics Inc.


          10.4 Assignment Agreement, dated as of June 11, 1999, by John Federman to and in favor of Savin Electronics Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HIDENET SECURE ARCHITECTURES, INC.
                                      (formerly known as Savin Electronics Inc.)


                                        By:  /s/ Ron Fussman
                                             -------------------------
                                             Ron Fussman
                                             President


Date:     November 4, 1999